April 23, 2014

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

U.S. Securities and Exchange Commission
Washington, DC 20549

Ladies and Gentlemen:

We consent to use in this Post-Effective Amendment No. 4 to the Registration Statement on Form S-11 of MVP REIT, Inc. of our report dated March 20, 2014, relating to our audit of the consolidated financial statements, appearing in the Prospectus, which is a part of such Registration Statement, and to the reference to our firm under the caption “Experts” in such Prospectus.

De Joya Griffith, LLC

/s/ De Joya Griffith, LLC

Henderson, NV
April 23, 2014